Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR FIRST QUARTER 2020
OF $145 MILLION AND DILUTED EARNINGS PER SHARE OF $1.00

Pasadena, California — April 23, 2020 — East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the first quarter of 2020. For the first quarter of 2020, net income was $144.8 million or $1.00 per diluted share. First quarter 2020 return on average assets was 1.30% and return on average equity was 11.6%.

“In these unprecedented times, East West Bank has a clear focus - to support our customers and communities by being a source of strength and stability. We have taken actions to ensure the safety and well-being of our customers and associates, especially those on the front-line, by modifying working arrangements and protocols. Despite the many challenges and the volatile economic and market conditions resulting from the worldwide efforts to combat COVID-19, all of our 3,200 associates at East West stand ready and able to help our commercial and consumer customers,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. "I want to thank all of our associates for their dedication and perseverance through this difficult time.”

“East West’s sustained history of strong profitability and earnings has well positioned us for the current economic conditions. Our balance sheet is strong, our loans and deposits are diversified, and most importantly, our capital is strong. East West has some of the highest capital ratios among regional and national banks. Further, we strengthened the allowance for credit losses to 1.55% during the first quarter, to reflect the recent economic and market impact from COVID-19.”

“Total loans grew $1.1 billion, or 13% annualized, to a record $35.9 billion as of March 31, 2020 from $34.8 billion as of December 31, 2019. Total deposits grew $1.4 billion, or 15% annualized, to a record $38.7 billion as of March 31, 2020 from $37.3 billion as of December 31, 2019,” continued Ng. “Despite the stay-at-home orders issued in March, business at East West was strong in the first quarter.”

“As we start the second quarter of 2020, we are encouraged by the expansive monetary and fiscal support from the government. We are committed to the ongoing support of our customers and their businesses by participating in the new government-sponsored programs. We funded over $1.5 billion of loans for over 4,500 businesses through the federal government’s Paycheck Protection Program,” concluded Ng.

SUMMARY OF THE QUARTER

•
First Quarter Earnings — First quarter 2020 net income was $144.8 million and diluted earnings per share (“EPS”) were $1.00, compared to fourth quarter 2019 net income of $188.2 million and diluted EPS of $1.29.

•	Net Interest Income and Net Interest Margin — First quarter 2020 net interest income (“NII”) was $362.7 million, a decrease of $5.5 million or 1% from fourth quarter 2019 NII of $368.2 million.

First quarter 2020 net interest margin (“NIM”) was 3.44%, a three basis point decrease from 3.47% in the fourth quarter of 2019. Against a backdrop of materially lower interest rates during the first quarter, declines in earning asset yields were largely offset by decreases in the cost of funds.

•	Record Loans — Total loans of $35.9 billion as of March 31, 2020 increased by $1.1 billion, or 13% annualized, from $34.8 billion as of December 31, 2019.

First quarter 2020 average loans of $35.2 billion grew $744.0 million, or 9% linked quarter annualized. Average loan growth in the first quarter was led by commercial real estate, followed by residential mortgage, partially offset by a decrease in commercial loans.

•	Record Deposits — Total deposits of $38.7 billion as of March 31, 2020 increased by $1.4 billion, or 15% annualized, from $37.3 billion as of December 31, 2019.

First quarter 2020 average deposits of $37.5 billion grew $64.5 million, or 1% linked quarter annualized. Average deposit growth in the first quarter was led by money market accounts, followed by noninterest-bearing demand and time deposits, partially offset by decreases in interest-bearing checking and savings accounts.

•
Asset Quality Metrics — The allowance for credit losses (“ACL”) totaled $557.0 million, or 1.55% of loans held-for-investment (“HFI”), as of March 31, 2020, compared to $358.3 million, or 1.03% of loans HFI, as of December 31, 2019. Quarter-over-quarter, the ACL increased by $198.7 million. The increase in the ACL included the $125.2 million impact from the adoption of the new current expected credit loss model (“CECL”) accounting standard on January 1, 2020, and a $73.9 million provision for credit losses for the first quarter of 2020, which reflects the deteriorating macroeconomic conditions and outlook as a result of the COVID-19 pandemic.

Our other asset quality metrics for the first quarter 2020 remained strong. First quarter 2020 net charge-offs were $0.9 million, or annualized 0.01% of average loans HFI, compared to fourth quarter 2019 net charge-offs of $8.3 million, or annualized 0.10% of average loans HFI. Nonperforming assets were $150.9 million, or 0.33% of total assets, as of March 31, 2020, compared to $121.5 million, or 0.27% of total assets, as of December 31, 2019.

•
Capital Levels — Capital levels for East West are strong. As of March 31, 2020, stockholders’ equity was $4.9 billion, or $34.67 per share. Tangible equity[1] per common share was $31.27 as of March 31, 2020, an increase from $31.15 as of December 31, 2019. As of March 31, 2020, the tangible equity to tangible assets ratio[1] was 9.7%, the common equity tier 1 (“CET1”) capital ratio was 12.4%, and the total capital ratio was 14.0%. During the first quarter of 2020, the Company repurchased $145.9 million of common stock, or 4.5 million shares.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 12.

OPERATING RESULTS

First Quarter 2020 Compared to Fourth Quarter 2019

Net Interest Income and Net Interest Margin
Net interest income totaled $362.7 million, a decrease of 1% from $368.2 million. Net interest margin of 3.44% decreased by three basis points from 3.47%. Against a backdrop of materially lower interest rates during the first quarter, declines in earning asset yields were largely offset by decreases in the cost of funds.

•
Average interest-earning assets of $42.4 billion grew $248.4 million, or 2% linked quarter annualized. Average loan growth of $744 million, or 9% linked quarter annualized, was partially offset by decreases in available-for-sale debt securities, and in interest-bearing cash and deposits with banks.

•
Average interest-bearing deposits of $26.4 billion decreased $76.9 million, or (1)% linked quarter annualized. Average noninterest-bearing deposits of $11.1 billion grew $141.3 million, or 5% linked quarter annualized.

•
The average loan yield contracted by 20 basis points to 4.71%, down from 4.91%, reflecting materially lower interest rates during the first quarter, including 150 basis points of cuts to the fed funds rate in March 2020. The yield on average interest-earning assets contracted by 14 basis points to 4.26%, down from 4.40%.

•	The average cost of interest-bearing deposits decreased by 17 basis points to 1.17%, down from 1.34%. The average cost of deposits decreased by 12 basis points to 0.82%, down from 0.94%.

Noninterest Income
Noninterest income totaled $54.0 million, a 14% decrease from $63.0 million.

•
The largest linked-quarter change in noninterest income was a $10.8 million decrease in interest rate contracts (“IRC”) and other derivative income, which was $7.1 million in the first quarter of 2020. This decrease was largely related to a negative credit valuation adjustment, as customer-driven IRC fee income was stable quarter-over-quarter.

•
In other fee income categories, quarter-over-quarter, foreign exchange income of $7.8 million increased by $1.8 million; wealth management fees of $5.4 million increased by $1.1 million, and lending fees of $15.8 million decreased by $1.5 million.

Noninterest Expense
Noninterest expense totaled $178.9 million, a 7% decrease from $193.4 million.

•
First quarter noninterest expense consisted of $160.6 million of adjusted[2] noninterest expense, $17.3 million in amortization of tax credit and other investments, and $1.0 million in amortization of core deposit intangibles.

•
Adjusted noninterest expense of $160.6 million decreased by $4.7 million, or 3%, from $165.3 million. The largest linked-quarter change was a $3.4 million decrease in other operating expense, followed by a $1.9 million decrease in consulting expense and a $1.5 million decrease in computer software expense. Quarter-over-quarter, legal expense increased by $1.1 million, and compensation and employee benefits increased by $0.9 million.

•	The adjusted[2] efficiency ratio was 38.5% in the first quarter, compared to 38.3% in the fourth quarter.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 11.

TAX RELATED ITEMS

First quarter 2020 income tax expense was $19.2 million and the effective tax rate was 12%, compared to income tax expense of $31.1 million and an effective tax rate of 14% for the fourth quarter of 2019.

ASSET QUALITY

The allowance for credit losses totaled $557.0 million, or 1.55% of loans HFI, as of March 31, 2020, compared to $358.3 million, or 1.03% of loans HFI, as of December 31, 2019. Quarter-over-quarter, the ACL increased by $198.7 million.

•	The increase in the ACL included the impact of the adoption of the new CECL accounting standard, which resulted in an increase to the ACL of $125.2 million on January 1, 2020.

•
First quarter 2020 provision for credit losses was $73.9 million, compared to $18.6 million for the fourth quarter of 2019, and $22.6 million for the first quarter of 2019. First quarter 2020 provision for credit losses was primarily driven by the deteriorating macroeconomic conditions and outlook as a result of the COVID-19 pandemic, which increased the ACL. As of March 31, 2020, the impact of the pandemic crisis was not yet evident in other asset quality metrics, which remained strong.

•
First quarter 2020 net charge-offs were $0.9 million, or annualized 0.01% of average loans HFI, compared to annualized 0.10% of average loans HFI for the fourth quarter of 2019, and annualized 0.18% of average loans HFI for the first quarter of 2019.

•
Nonperforming assets were $150.9 million, or 0.33% of total assets, as of March 31, 2020, compared to non-purchased credit impaired nonperforming assets of $121.5 million, or 0.27% of total assets, as of December 31, 2019, and $138.0 million, or 0.33% of total assets, as of March 31, 2019.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital ratios as of March 31, 2020, December 31, 2019, and March 31, 2019.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	March 31, 2020 (a)	December 31, 2019	March 31, 2019	Minimum Capital Ratio	Well Capitalized Ratio	Minimum Capital Ratio + Conservation Buffer (b)
Risk-Based Capital Ratios:
CET 1 capital ratio	12.4%	12.9%	12.4%	4.5%	6.5%	7.0%
Tier 1 capital ratio	12.4%	12.9%	12.4%	6.0%	8.0%	8.5%
Total capital ratio	14.0%	14.4%	13.9%	8.0%	10.0%	10.5%
Leverage ratio	10.2%	10.3%	10.2%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (c)	$36,548	$35,136	$33,162	N/A	N/A	N/A

N/A Not applicable.

(a)
The March 31, 2020 regulatory capital ratios and RWA are preliminary and reflect the Company’s election to adopt the 2020 CECL optional transition provision to delay the estimated impact of CECL on its regulatory capital over a five-year transition period ending December 31, 2024.

(b)
An additional 2.5% capital conservation buffer above the minimum capital ratios is required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus payments to executive officers.

(c)
Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared second quarter 2020 dividends for the Company’s common stock. The common stock cash dividend of $0.275 per share is payable on May 15, 2020 to shareholders of record on May 4, 2020.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock. During the first quarter of 2020, the Company repurchased $145.9 million of common stock, or 4.5 million shares, under this authorization.

Conference Call

East West will host a conference call to discuss first quarter 2020 earnings with the public on Thursday, April 23, 2020 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses first quarter 2020 results and operating developments.

•
The following dial-in information is provided for participation in the conference call: calls within the U.S. — (877) 506-6399; calls within Canada — (855) 669-9657; international calls — (412) 902-6699.

•	A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•	A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

•
A replay of the conference call will be available on April 23, 2020 at 11:30 a.m. Pacific Time through May 23, 2020. The replay numbers are: within the U.S. — (877) 344-7529; within Canada — (855) 669-9658; International calls — (412) 317-0088; and the replay access code is: 10140713.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $45.9 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly-owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 125 locations worldwide, including in the United States markets of California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, the changes and effects thereof in trade, monetary and fiscal policies and laws, including the impact of disease pandemics, such as the novel strain of coronavirus disease (COVID-19), on us, our operations and our customers and employees; changes in the U.S. economy, including an economic slowdown or recession, inflation, deflation, employment levels, rate of growth and general business conditions; fluctuations in our stock price; government intervention in the financial system, including changes in government interest rate policies; changes in income tax laws and regulations; the ongoing trade dispute between the United States (“U.S.”) and the People’s Republic of China; our ability to compete effectively against other financial institutions in our banking markets; success and timing of our business strategies; our ability to retain key officers and employees; impact on our funding costs, net interest income and net interest margin due to changes in key variable market interest rates, competition, regulatory requirements and our product mix; changes in our costs of operation, compliance and expansion; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate selected as the preferred alternative reference rate to the London Interbank Offered Rate; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; impact of adverse changes to our credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; impact on our international operations due to political developments, disease pandemics, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and the California Department of Business Oversight — Division of Financial Institutions; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices, cost of operations and executive compensation; heightened regulatory and governmental oversight and scrutiny of our business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from our interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; impact of other potential federal tax changes and spending cuts; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact on our liquidity due to changes in our ability to receive dividends from our subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available- for-sale investment securities portfolio; impact of natural or man-made disasters or calamities, such as wildfires or conflicts or other events that may directly or indirectly result in a negative impact on our financial performance; and other factors set forth in our public reports including our Annual Report on Form 10-K for the year ended December 31, 2019, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update or revise such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				March 31, 2020 % or Basis Point Change
	March 31, 2020	December 31, 2019	March 31, 2019	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$427,415	$536,221	$462,254	(20.3)%		(7.5)%
Interest-bearing cash with banks	2,652,627	2,724,928	3,323,071	(2.7)		(20.2)
Cash and cash equivalents	3,080,042	3,261,149	3,785,325	(5.6)		(18.6)
Interest-bearing deposits with banks	293,509	196,161	134,000	49.6		119.0
Securities purchased under resale agreements (“resale agreements”) (1)	860,000	860,000	1,035,000	—		(16.9)
Available-for-sale (“AFS”) debt securities (amortized cost of $3,660,413 in 2020)	3,695,943	3,317,214	2,640,158	11.4		40.0
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	78,745	78,580	74,736	0.2		5.4
Loans held-for-sale (“HFS”)	1,594	434	—	267.3		100.0
Loans held-for-investment (''HFI'') (net of allowance for credit losses of $557,003 (2), $358,287 and $317,894)	35,336,390	34,420,252	32,545,392	2.7		8.6
Investments in qualified affordable housing partnerships, net	198,653	207,037	197,470	(4.0)		0.6
Investments in tax credit and other investments, net	268,330	254,140	217,445	5.6		23.4
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	101,381	99,973	104,289	1.4		(2.8)
Other assets	1,568,261	1,035,459	891,921	51.5		75.8
Total assets	$45,948,545	$44,196,096	$42,091,433	4.0%		9.2%

Liabilities and Stockholders’ Equity
Deposits	$38,686,958	$37,324,259	$36,273,972	3.7%		6.7%
Short-term borrowings	66,924	28,669	39,550	133.4		69.2
FHLB advances	646,336	745,915	344,657	(13.3)		87.5
Securities sold under repurchase agreements (“repurchase agreements”) (1)	450,000	200,000	50,000	125.0		NM
Long-term debt and finance lease liabilities	152,162	152,270	152,433	(0.1)		(0.2)
Operating lease liabilities	109,356	108,083	112,843	1.2		(3.1)
Accrued expenses and other liabilities	933,824	619,283	526,048	50.8		77.5
Total liabilities	41,045,560	39,178,479	37,499,503	4.8		9.5
Stockholders’ equity (2)	4,902,985	5,017,617	4,591,930	(2.3)		6.8
Total liabilities and stockholders’ equity	$45,948,545	$44,196,096	$42,091,433	4.0%		9.2%

Book value per common share	$34.67	$34.46	$31.56	0.6%		9.8%
Tangible equity (3) per common share	$31.27	$31.15	$28.21	0.4		10.8
Number of common shares at period-end	141,435	145,625	145,501	(2.9)		(2.8)
Tangible equity to tangible assets ratio (3)	9.73%	10.38%	9.87%	(65)	bps	(14)	bps

NM - Not meaningful.

(1)
Resale and repurchase agreements have been reported net, pursuant to Accounting Standards Codification (“ASC”) 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. Out of $450.0 million of gross repurchase agreements, $0 million, $250.0 million and $400.0 million were netted against gross resale agreements as of March 31, 2020, December 31, 2019 and March 31, 2019, respectively.

(2)
On January 1, 2020, the Company adopted Accounting Standards Update (“ASU”) 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments using the modified retrospective approach. The March 31, 2020 Allowance for credit loss reflects an increase of $125.2 million as a result of adopting ASU 2016-13. We recorded an after-tax decrease to opening retained earnings of $98.0 million as of January 1, 2020.

(3)	See reconciliation of GAAP to non-GAAP financial measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				March 31, 2020 % Change
	March 31, 2020	December 31, 2019	March 31, 2019	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$12,590,764	$12,150,931	$12,040,806	3.6%	4.6%
Commercial real estate (“CRE”):
CRE	10,682,242	10,278,448	9,439,375	3.9	13.2
Multifamily residential	2,902,601	2,856,374	2,467,553	1.6	17.6
Construction and land	606,209	628,499	647,380	(3.5)	(6.4)
Total CRE	14,191,052	13,763,321	12,554,308	3.1	13.0
Consumer:
Residential mortgage:
Single-family residential	7,403,723	7,108,590	6,309,331	4.2	17.3
Home equity lines of credit (“HELOCs”)	1,452,862	1,472,783	1,626,222	(1.4)	(10.7)
Total residential mortgage	8,856,585	8,581,373	7,935,553	3.2	11.6
Other consumer	254,992	282,914	332,619	(9.9)	(23.3)
Total loans HFI (1)	35,893,393	34,778,539	32,863,286	3.2	9.2
Loans HFS	1,594	434	—	267.3	100.0
Total loans (1)	35,894,987	34,778,973	32,863,286	3.2	9.2
Allowance for credit losses	(557,003)	(358,287)	(317,894)	55.5	75.2
Net loans (1)	$35,337,984	$34,420,686	$32,545,392	2.7%	8.6%

Deposits:
Noninterest-bearing demand	$11,833,397	$11,080,036	$10,011,533	6.8%	18.2%
Interest-bearing checking	5,467,508	5,200,755	6,123,681	5.1	(10.7)
Money market	9,302,246	8,711,964	8,243,003	6.8	12.9
Savings	2,117,274	2,117,196	2,049,086	0.0	3.3
Time deposits	9,966,533	10,214,308	9,846,669	(2.4)	1.2
Total deposits	$38,686,958	$37,324,259	$36,273,972	3.7%	6.7%

(1)
On January 1, 2020, the Company adopted ASU 2016-13. Total loans include net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts of $(50.3) million, $(43.2) million and $(46.0) million as of March 31, 2020, December 31, 2019 and March 31, 2019, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			March 31, 2020 % Change
	March 31, 2020	December 31, 2019	March 31, 2019	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$449,190	$467,233	$463,311	(3.9)%	(3.0)%
Interest expense	86,483	99,014	100,850	(12.7)	(14.2)
Net interest income before provision for credit losses	362,707	368,219	362,461	(1.5)	0.1
Provision for credit losses	73,870	18,577	22,579	297.6	227.2
Net interest income after provision for credit losses	288,837	349,642	339,882	(17.4)	(15.0)
Noninterest income	54,049	63,013	42,131	(14.2)	28.3
Noninterest expense	178,876	193,373	186,922	(7.5)	(4.3)
Income before income taxes	164,010	219,282	195,091	(25.2)	(15.9)
Income tax expense	19,186	31,067	31,067	(38.2)	(38.2)
Net income	$144,824	$188,215	$164,024	(23.1)%	(11.7)%
Earnings per share (“EPS”)
- Basic	$1.00	$1.29	$1.13	(22.6)%	(11.4)%
- Diluted	$1.00	$1.29	$1.12	(22.5)	(11.3)
Weighted-average number of shares outstanding
- Basic	144,814	145,624	145,256	(0.6)%	(0.3)%
- Diluted	145,285	146,318	145,921	(0.7)	(0.4)

	Three Months Ended			March 31, 2020 % Change
	March 31, 2020	December 31, 2019	March 31, 2019	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$15,773	$17,244	$14,969	(8.5)%	5.4%
Deposit account fees	10,447	9,843	9,468	6.1	10.3
Foreign exchange income	7,819	6,032	5,015	29.6	55.9
Wealth management fees	5,357	4,215	3,812	27.1	40.5
Interest rate contracts and other derivative income	7,073	17,828	3,216	(60.3)	119.9
Net gains on sales of loans	950	1,068	915	(11.0)	3.8
Net gains on sales of AFS debt securities	1,529	864	1,561	77.0	(2.0)
Other investment income	1,921	2,678	1,202	(28.3)	59.8
Other income	3,180	3,241	1,973	(1.9)	61.2
Total noninterest income	$54,049	$63,013	$42,131	(14.2)%	28.3%
Noninterest expense:
Compensation and employee benefits	$101,960	$101,051	$102,299	0.9%	(0.3)%
Occupancy and equipment expense	17,076	17,138	17,318	(0.4)	(1.4)
Deposit insurance premiums and regulatory assessments	3,427	3,371	3,088	1.7	11.0
Legal expense	3,197	2,141	2,225	49.3	43.7
Data processing	3,826	3,588	3,157	6.6	21.2
Consulting expense	1,217	3,159	2,059	(61.5)	(40.9)
Deposit related expense	3,563	3,749	3,504	(5.0)	1.7
Computer software expense	6,166	7,626	6,078	(19.1)	1.4
Other operating expense	21,119	24,512	22,289	(13.8)	(5.2)
Amortization of tax credit and other investments	17,325	27,038	24,905	(35.9)	(30.4)
Total noninterest expense	$178,876	$193,373	$186,922	(7.5)%	(4.3)%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 4

	Three Months Ended			March 31, 2020 % Change
	March 31, 2020	December 31, 2019	March 31, 2019	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
C&I	$12,166,178	$12,237,081	$11,845,860	(0.6)%	2.7%
CRE:
CRE	10,485,683	10,006,424	9,377,170	4.8	11.8
Multifamily residential	2,889,844	2,771,555	2,498,775	4.3	15.7
Construction and land	641,079	668,147	584,445	(4.1)	9.7
Total CRE	14,016,606	13,446,126	12,460,390	4.2	12.5
Consumer:
Residential mortgage:
Single-family residential	7,257,367	6,934,361	6,151,550	4.7	18.0
HELOCs	1,442,450	1,506,346	1,652,211	(4.2)	(12.7)
Total residential mortgage	8,699,817	8,440,707	7,803,761	3.1	11.5
Other consumer	271,367	286,096	304,774	(5.1)	(11.0)
Total loans (1)	$35,153,968	$34,410,010	$32,414,785	2.2%	8.5%

Interest-earning assets	$42,362,531	$42,114,123	$38,745,004	0.6%	9.3%
Total assets	$44,755,509	$44,471,242	$40,738,404	0.6%	9.9%

Deposits:
Noninterest-bearing demand	$11,117,710	$10,976,368	$10,071,370	1.3%	10.4%
Interest-bearing checking	5,001,672	5,540,300	5,270,855	(9.7)	(5.1)
Money market	9,013,381	8,592,058	8,080,848	4.9	11.5
Savings	2,076,270	2,118,911	2,091,406	(2.0)	(0.7)
Time deposits	10,264,007	10,180,922	9,408,897	0.8	9.1
Total deposits	$37,473,040	$37,408,559	$34,923,376	0.2%	7.3%

Interest-bearing liabilities	$27,593,341	$27,522,469	$25,452,835	0.3%	8.4%
Stockholders’ equity	$5,022,005	$4,977,759	$4,537,301	0.9%	10.7%

(1)	Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended
	March 31, 2020			December 31, 2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,973,006	$11,168	1.51%	$3,213,016	$14,657	1.81%
Resale agreements (2)	882,142	5,565	2.54%	863,261	5,749	2.64%
AFS debt securities	3,274,740	20,142	2.47%	3,549,376	20,460	2.29%
Loans (3)	35,153,968	411,869	4.71%	34,410,010	425,773	4.91%
FHLB and FRB stock	78,675	446	2.28%	78,460	594	3.00%
Total interest-earning assets	42,362,531	449,190	4.26%	42,114,123	467,233	4.40%

Noninterest-earning assets:
Cash and due from banks	510,512			534,326
Allowance for credit losses	(492,297)			(355,759)
Other assets	2,374,763			2,178,552
Total assets	$44,755,509			$44,471,242

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,001,672	$10,246	0.82%	$5,540,300	$13,589	0.97%
Money market deposits	9,013,381	22,248	0.99%	8,592,058	25,223	1.16%
Savings deposits	2,076,270	1,817	0.35%	2,118,911	2,266	0.42%
Time deposits	10,264,007	42,092	1.65%	10,180,922	47,935	1.87%
Federal funds purchased and other short-term borrowings	59,978	556	3.73%	43,313	404	3.70%
FHLB advances	693,357	4,166	2.42%	745,732	4,686	2.49%
Repurchase agreements (2)	332,417	3,991	4.83%	148,892	3,382	9.01%
Long-term debt and finance lease liabilities	152,259	1,367	3.61%	152,341	1,529	3.98%
Total interest-bearing liabilities	27,593,341	86,483	1.26%	27,522,469	99,014	1.43%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	11,117,710			10,976,368
Accrued expenses and other liabilities	1,022,453			994,646
Stockholders’ equity	5,022,005			4,977,759
Total liabilities and stockholders’ equity	$44,755,509			$44,471,242

Interest rate spread			3.00%			2.97%
Net interest income and net interest margin		$362,707	3.44%		$368,219	3.47%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.54% and 2.49% for the three months ended March 31, 2020 and December 31, 2019, respectively. The weighted-average interest rates of gross repurchase agreements were 4.10% and 4.35% for the three months ended March 31, 2020 and December 31, 2019, respectively.

(3)	Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	March 31, 2020			March 31, 2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$2,973,006	$11,168	1.51%	$2,578,686	$15,470	2.43%
Resale agreements (2)	882,142	5,565	2.54%	1,035,000	7,846	3.07%
AFS debt securities	3,274,740	20,142	2.47%	2,642,299	15,748	2.42%
Loans (3)	35,153,968	411,869	4.71%	32,414,785	423,534	5.30%
FHLB and FRB stock	78,675	446	2.28%	74,234	713	3.90%
Total interest-earning assets	42,362,531	449,190	4.26%	38,745,004	463,311	4.85%

Noninterest-earning assets:
Cash and due from banks	510,512			468,159
Allowance for credit losses	(492,297)			(314,446)
Other assets	2,374,763			1,839,687
Total assets	$44,755,509			$40,738,404

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,001,672	$10,246	0.82%	$5,270,855	$14,255	1.10%
Money market deposits	9,013,381	22,248	0.99%	8,080,848	30,234	1.52%
Savings deposits	2,076,270	1,817	0.35%	2,091,406	2,227	0.43%
Time deposits	10,264,007	42,092	1.65%	9,408,897	45,289	1.95%
Federal funds purchased and other short-term borrowings	59,978	556	3.73%	60,442	616	4.13%
FHLB advances	693,357	4,166	2.42%	338,027	2,979	3.57%
Repurchase agreements (2)	332,417	3,991	4.83%	50,000	3,492	28.32%
Long-term debt and finance lease liabilities	152,259	1,367	3.61%	152,360	1,758	4.68%
Total interest-bearing liabilities	27,593,341	86,483	1.26%	25,452,835	100,850	1.61%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	11,117,710			10,071,370
Accrued expenses and other liabilities	1,022,453			676,898
Stockholders’ equity	5,022,005			4,537,301
Total liabilities and stockholders’ equity	$44,755,509			$40,738,404

Interest rate spread			3.00%			3.24%
Net interest income and net interest margin		$362,707	3.44%		$362,461	3.79%

(1)	Annualized.

(2)
Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 2.54% and 2.80% for the three months ended March 31, 2020 and 2019, respectively. The weighted-average interest rates of gross repurchase agreements were 4.10% and 5.01% for the three months ended March 31, 2020 and 2019, respectively.

(3)	Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 7

	Three Months Ended (1)			March 31, 2020 Basis Point Change
	March 31, 2020	December 31, 2019	March 31, 2019	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.30%	1.68%	1.63%	(38)	bps	(33)	bps
Adjusted return on average assets (2)	1.30%	1.67%	1.68%	(37)		(38)
Return on average equity	11.60%	15.00%	14.66%	(340)		(306)
Adjusted return on average equity (2)	11.60%	14.91%	15.10%	(331)		(350)
Return on average tangible equity (2)	12.93%	16.71%	16.53%	(378)		(360)
Adjusted return on average tangible equity (2)	12.93%	16.61%	17.02%	(368)		(409)
Interest rate spread	3.00%	2.97%	3.24%	3		(24)
Net interest margin	3.44%	3.47%	3.79%	(3)		(35)
Average loan yield	4.71%	4.91%	5.30%	(20)		(59)
Yield on average interest-earning assets	4.26%	4.40%	4.85%	(14)		(59)
Average cost of interest-bearing deposits	1.17%	1.34%	1.50%	(17)		(33)
Average cost of deposits	0.82%	0.94%	1.07%	(12)		(25)
Average cost of funds	0.90%	1.02%	1.15%	(12)		(25)
Adjusted pre-tax, pre-provision profitability ratio (2)	2.30%	2.37%	2.43%	(7)		(13)
Adjusted noninterest expense/average assets (2)	1.44%	1.47%	1.60%	(3)		(16)
Efficiency ratio	42.92%	44.84%	46.20%	(192)		(328)
Adjusted efficiency ratio (2)	38.54%	38.33%	39.75%	21	bps	(121)	bps

(1)	Annualized except for efficiency ratio.

(2)	See reconciliation of GAAP to non-GAAP financial measures in Tables 10, 11 and 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 8
ASU 2016-13 replaced the incurred loss methodology used in calculating the allowance for credit losses with a current expected credit loss model (“CECL”). The Company adopted ASU 2016-13 using the modified retrospective approach on January 1, 2020. As a result, prior comparative periods have not been adjusted. In addition, ASU 2016-13 introduces the concept of Purchased Credit Deteriorated (“PCD”) financial assets, which replaces purchased credit-impaired (“PCI”) assets. For PCD assets, the initial allowance for credit losses is added to the purchase price and is considered to be part of the PCD loan amortized cost basis, hence, there is no income statement impact on acquisition. This contrasts with PCI loans where allowance for credit losses only reflects losses that are incurred by the Company after the acquisition. The allowance for credit losses on loans, including PCD loans, is evaluated each quarter and adjusted as necessary by recognizing a credit loss expense or a reversal of credit loss expense. There were no PCD loans during the quarter ended March 31, 2020.

		Three Months Ended March 31, 2020
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single- Family Residential	HELOCs	Other Consumer
Allowance for credit losses, December 31, 2019		$238,376	$40,509	$22,826	$19,404	$28,527	$5,265	$3,380	$358,287
Impact of ASU 2016-13 adoption		74,237	72,169	(8,112)	(9,889)	(3,670)	(1,798)	2,221	125,158
Allowance for credit losses, January 1, 2020		$312,613	$112,678	$14,714	$9,515	$24,857	$3,467	$5,601	$483,445
Provision for credit losses	(a)	60,618	11,435	1,281	1,482	1,700	412	(2,272)	74,656
Gross charge-offs		(11,977)	(954)	—	—	—	—	(26)	(12,957)
Gross recoveries		1,575	9,660	535	21	265	2	1	12,059
Total net charge-offs		(10,402)	8,706	535	21	265	2	(25)	(898)
Foreign currency translation adjustments		(200)	—	—	—	—	—	—	(200)
Allowance for credit losses, March 31, 2020		$362,629	$132,819	$16,530	$11,018	$26,822	$3,881	$3,304	$557,003

			Three Months Ended
			December 31, 2019	March 31, 2019
Non-PCI Loans
Allowance for credit losses, beginning of period			$345,576	$311,300
Provision for credit losses	(a)		20,843	20,648
Net (charge-offs) recoveries:
Commercial:
C&I			(11,009)	(14,993)
CRE:
CRE			1,254	222
Multifamily residential			1,480	281
Construction and land			13	63
Total CRE			2,747	566
Consumer:
Residential mortgage:
Single-family residential			2	2
HELOCs			—	2
Total residential mortgage			2	4
Other consumer			(5)	(14)
Total net charge-offs			(8,265)	(14,437)
Foreign currency translation adjustments			133	369
Allowance for credit losses, end of period			$358,287	$317,880
PCI Loans
Allowance for PCI loans, beginning of period			—	22
Reversal of loan losses on PCI loans	(a)		—	(8)
Allowance for PCI loans, end of period			—	14
Allowance for credit losses			$358,287	$317,894

		Three Months Ended
		March 31, 2020	December 31, 2019	March 31, 2019
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period		$11,158	$13,424	$12,566
Impact of ASU 2016-13 adoption		10,457	—	—
(Reversal of) provision for credit losses	(b)	(786)	(2,266)	1,939
Allowance for unfunded credit commitments, end of period (1)		$20,829	$11,158	$14,505

Total provision for credit losses	(a) + (b)	$73,870	$18,577	$22,579

(1)	Included in Accrued expense and other liabilities on the Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 9
The Company adopted ASU 2016-13 using the modified retrospective approach on January 1, 2020. As a result, prior comparative periods have not been adjusted. PCI loans prior to the adoption of ASU 2016-13 are classified as PCD loans as of January 1, 2020. Nonaccrual loans as of March 31, 2020 include all loans that are 90 or more days past due, unless the loan is well-collateralized or guaranteed by government agencies, and in the process of collection. Nonaccrual loans presented as of December 31, 2019 and March 31, 2019 include only Non-PCI nonaccrual loans.

Nonperforming Assets	March 31, 2020	December 31, 2019	March 31, 2019
	Total Nonaccrual loans	Non-PCI Nonaccrual Loans	Non-PCI Nonaccrual Loans
Commercial:
C&I	$89,079	$74,835	$86,466
CRE:
CRE	6,298	16,441	25,209
Multifamily residential	803	819	1,620
Total CRE	7,101	17,260	26,829
Consumer:
Residential mortgage:
Single-family residential	17,536	14,865	10,467
HELOCs	10,446	10,742	10,473
Total residential mortgage	27,982	25,607	20,940
Other consumer	2,506	2,517	2,506
Total nonaccrual loans	126,668	120,219	136,741
Other real estate owned, net	19,504	125	133
Other nonperforming assets	4,758	1,167	1,167
Total nonperforming assets	$150,930	$121,511	$138,041

Credit Quality Ratios	March 31, 2020	December 31, 2019	March 31, 2019
Nonperforming assets to total assets	0.33%	0.27%	0.33%
Nonaccrual loans to loans HFI	0.35%	0.35%	0.42%
Allowance for credit losses to loans HFI	1.55%	1.03%	0.97%
Allowance for credit losses to nonaccrual loans	439.73%	298.03%	232.48%
Annualized quarterly net charge-offs to average loans HFI	0.01%	0.10%	0.18%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 10
During the first and fourth quarters of 2019, the Company recorded a $7.0 million pre-tax impairment charge and $1.6 million pre-tax impairment recovery related to the DC Solar tax credit investments (“DC Solar”), respectively. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that adjust for the above discussed non-recurring items provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		March 31, 2020	December 31, 2019	March 31, 2019
Net income	(a)	$144,824	$188,215	$164,024
Add: Impairment charge related to DC Solar (1)		—	—	6,978
Less: Impairment recovery related to DC Solar (1)		—	(1,583)	—
Tax effect of adjustment (2)		—	468	(2,063)
Adjusted net income	(b)	$144,824	$187,100	$168,939

Diluted weighted-average number of shares outstanding		145,285	146,318	145,921
Diluted EPS		$1.00	$1.29	$1.12
Diluted EPS impact of impairment charge related to DC Solar, net of tax		—	—	0.04
Diluted EPS impact of impairment recovery related to DC Solar, net of tax		—	(0.01)	—
Adjusted diluted EPS		$1.00	$1.28	$1.16

Average total assets	(c)	$44,755,509	$44,471,242	$40,738,404
Average stockholders’ equity	(d)	$5,022,005	$4,977,759	$4,537,301
Return on average assets (3)	(a)/(c)	1.30%	1.68%	1.63%
Adjusted return on average assets (3)	(b)/(c)	1.30%	1.67%	1.68%
Return on average equity (3)	(a)/(d)	11.60%	15.00%	14.66%
Adjusted return on average equity (3)	(b)/(d)	11.60%	14.91%	15.10%

(1)	Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.

(2)	Applied statutory rates of 28.35% for the three months ended March 31, 2020, and 29.56% for each of the three months ended December 31, 2019 and March 31, 2019.

(3)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 11
Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		March 31, 2020	December 31, 2019	March 31, 2019
Net interest income before provision for credit losses	(a)	$362,707	$368,219	$362,461
Total noninterest income		54,049	63,013	42,131
Total revenue	(b)	$416,756	$431,232	$404,592

Total noninterest expense	(c)	$178,876	$193,373	$186,922
Less: Amortization of tax credit and other investments		(17,325)	(27,038)	(24,905)
Amortization of core deposit intangibles		(953)	(1,044)	(1,174)
Adjusted noninterest expense	(d)	$160,598	$165,291	$160,843
Efficiency ratio	(c)/(b)	42.92%	44.84%	46.20%
Adjusted efficiency ratio	(d)/(b)	38.54%	38.33%	39.75%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$256,158	$265,941	$243,749
Average total assets	(f)	$44,755,509	$44,471,242	$40,738,404
Adjusted pre-tax, pre-provision profitability ratio (1)	(e)/(f)	2.30%	2.37%	2.43%
Adjusted noninterest expense (1)/average assets	(d)/(f)	1.44%	1.47%	1.60%

(1)	Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		March 31, 2020	December 31, 2019	March 31, 2019
Stockholders’ equity	(a)	$4,902,985	$5,017,617	$4,591,930
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(14,769)	(16,079)	(21,109)
Tangible equity	(b)	$4,422,519	$4,535,841	$4,105,124

Total assets	(c)	$45,948,545	$44,196,096	$42,091,433
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(14,769)	(16,079)	(21,109)
Tangible assets	(d)	$45,468,079	$43,714,320	$41,604,627
Total stockholders’ equity to total assets ratio	(a)/(c)	10.67%	11.35%	10.91%
Tangible equity to tangible assets ratio	(b)/(d)	9.73%	10.38%	9.87%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, impairment charge/(recovery) and the reversal of certain previously claimed tax credits related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended
		March 31, 2020	December 31, 2019	March 31, 2019
Net Income		$144,824	$188,215	$164,024
Add: Amortization of core deposit intangibles		953	1,044	1,174
Amortization of mortgage servicing assets		584	567	324
Tax effect of adjustments (2)		(436)	(476)	(443)
Tangible net income	(e)	$145,925	$189,350	$165,079
Add: Impairment charge related to DC Solar (3)		—	—	6,978
Less: Impairment recovery related to DC Solar (3)		—	(1,583)	—
Tax effect of adjustment (2)		—	468	(2,063)
Adjusted tangible net income	(f)	$145,925	$188,235	$169,994

Average stockholders’ equity		$5,022,005	$4,977,759	$4,537,301
Less: Average goodwill		(465,697)	(465,697)	(465,559)
Average other intangible assets (1)		(15,588)	(16,793)	(21,860)
Average tangible equity	(g)	$4,540,720	$4,495,269	$4,049,882
Return on average tangible equity (4)	(e)/(g)	12.93%	16.71%	16.53%
Adjusted return on average tangible equity (4)	(f)/(g)	12.93%	16.61%	17.02%

(1)	Includes core deposit intangibles and mortgage servicing assets.

(2)	Applied statutory rates of 28.35% for the three months ended March 31, 2020, and 29.56% for each of the three months ended December 31, 2019 and March 31, 2019.

(3)	Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.

(4)	Annualized.